Exhibit 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our reports dated January 16, 2015 for the year ended December 31, 2014 and January 16, 2014 for the year ended December 31, 2013 on estimates of proved reserves and future net cash flows of certain oil and natural gas properties located in the Utica Shale of Eastern Ohio of Gulfport Energy Corporation (“Gulfport”). As independent oil and gas consultants, we hereby consent to the inclusion of the information contained therein in this Annual Report on Form 10-K of Gulfport (this “Annual Report”) and to all references to our firm in this Annual Report. We hereby also consent to the incorporation by reference of such reports and the information contained therein in the Registration Statements of Gulfport on Forms S-8 (File No. 333-206564, effective August 25, 2015; File No. 333-135728, effective July 12, 2006; File No. 333-129178, effective October 21, 2005; and File No. 333-55738, effective February 16, 2001), and on Form S-3ASR (File No. 333-192113, automatically effective November 6, 2013).

RYDER SCOTT COMPANY, L.P.

/s/ RYDER SCOTT COMPANY,, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

February 19, 2016
Houston, Texas